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                                                                    Exhibit 99.1


                          GENENCOR INTERNATIONAL, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

                               ARTICLE I - PURPOSE

1.01     PURPOSE

         The Genencor International, Inc. Employee Stock Purchase Plan ("Plan") is intended to provide a method whereby employees of Genencor International, Inc. and its Participating Subsidiaries (hereinafter referred to, unless the context otherwise requires, as the "Company") will have an opportunity to acquire an interest in the Company through the purchase of shares of the Common Stock of the Company. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall be construed in a manner consistent with the requirements of that section of the Code. It is also intended that the Plan will conform with the provisions of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Act").

                      ARTICLE II - CERTAIN KEY DEFINITIONS

         As used herein, the following terms shall have the following meanings:

2.01     "BASE PAY RATE"

         The regular rate of earnings of an Employee, including wages, salaries, and any other remuneration included by the Committee in its sole discretion.

2.02     "COMMITTEE"

         The Committee appointed by the Board of Directors of Genencor International, Inc. to administer the Plan in accordance with the provisions of
Article X hereof. Such Committee shall consist of two or more members as designated by the Board of Directors of Genencor International, Inc.

2.03     "EMPLOYEE"

         Any person who is employed by the Company, except any person (a) whose customary employment is twenty hours or less per week, or (b) whose customary employment is for not more than five months per calendar year. Unless and until otherwise determined by the Committee, a person must be employed as of the Offering Commencement Date (as defined in Section 4.01) in order to be considered an "Employee"; provided that this requirement will not



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apply to a person in the event that such requirement would exclude a person who is employed for a period of two years or more. In addition, the term "Employee" may also, if designated by the Committee in its sole discretion prior to an Offering Commencement Date, exclude all persons who have been employed for a period of less than two years as designated by the Committee. At the election of the Committee, in its sole discretion, this term may also exclude any highly compensated employees (as defined in Section 414(q) of the Code) who are subject to the restrictions imposed by Section 16 of the Act.

2.04     "MARKET VALUE"

         The Market Value of the Company's Common Stock shall be determined by the average of the high and low trade price for the Common Stock on the Nasdaq Stock Market ("Nasdaq") on the relevant date in question, provided that, if on such date there was no trading in the Company's Common Stock reported on Nasdaq, then such Market Value shall be determined by reference to the average of the high and low trade price for the Common Stock on the next preceding business day on which trading in the Company's Common Stock did occur on Nasdaq. (At any time during the life of this Plan, should the Company's Common Stock no longer trade on Nasdaq, then the Committee shall determine the Market Value of the Company's Common Stock for the purposes of this Plan in good faith and in the exercise of its best judgment.)

2.05     "PARTICIPATING SUBSIDIARY"

         Any present or future corporation which (a) is a "subsidiary corporation" of Genencor International, Inc. as that term is defined in Section 424 of the Code, and (b) is designated as eligible to participate in the Plan by the Committee. After the adoption of this Plan, designations of new Participating Subsidiaries may be made by the Committee without stockholder approval so long as such Participating Subsidiary is a "subsidiary corporation" of Genencor International, Inc. as that term is defined in Section 424 of the Code.

                   ARTICLE III - ELIGIBILITY AND PARTICIPATION

3.01     INITIAL ELIGIBILITY

         Any Company Employee shall be eligible to participate in the Plan.

3.02     COMMENCEMENT OF PARTICIPATION

         An Employee may become a participant by completing a payroll deduction authorization form provided by the Company and filing it with the Committee on or before the date set therefor by the Committee. Payroll deductions for a participant shall commence on the applicable Offering Commencement Date (as defined below) when his payroll deduction authorization becomes effective and shall end on the last purchase date applicable to any Offering in which a participant holds any options as described below, unless terminated earlier as provided in Article VIII. All Employees participating in the Plan shall have the same rights and privileges under this Plan, except that the number of shares of the Company's Common Stock



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that each participant may purchase hereunder will depend upon the level of such participant's Base Pay Rate and the amount of his payroll deductions authorized.

3.03     RESTRICTIONS ON PARTICIPATION

         Notwithstanding any provisions of this Plan to the contrary, no participant shall be granted an option under this Plan:

         (a) if, immediately after a grant, he would own stock or hold outstanding options to purchase stock (or any combination thereof) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company (for purposes of this paragraph, the rules of Section 424(d) of the Code shall apply in determining stock ownership of any Employee); or

         (b) which permits his rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds $25,000 per year in Market Value of the Company's stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

3.04     LEAVE OF ABSENCE

         For purposes of participation in the Plan, an Employee on leave of absence shall be deemed to be an Employee for the first 90 days of such leave of absence. Such Employee's employment shall be deemed to have terminated at the close of business on the 90th day of such leave, unless he shall have returned to regular full-time or part-time employment (as the case may be) prior to the close of business on such 90th day. Termination by the Company of any Employee's leave of absence, other than by return to full-time or part-time employment, shall terminate such Employee's participation in this Plan and rights to exercise any option hereunder in all respects. In the event of an employee's paid leave of absence under the Company's short-term disability policy, the above provisions of Section 3.04 shall apply with the number 182 substituted for the number 90 wherever it appears in Section 3.04.

                             ARTICLE IV - OFFERINGS

4.01     OFFERINGS

         From time to time, the Committee shall set the date or dates upon which one or more offerings of the Company's Common Stock (the "Offerings") shall be made under this Plan. As used herein, the term "Offering Commencement Date" means either: (a) the date designated by the Committee on which a particular Offering begins, or (b) in the case of new Employees hired subsequent to an Offering Commencement Date, on the date such Employee is, at the Committee's discretion, granted the opportunity to participate in that Offering; and the term "Offering Termination Date" shall mean the date designated by the Committee on which a particular Offering ends. Unless otherwise designated by the Committee in its sole discretion, (a) the duration of each Offering shall be six months; (b) the first Offering shall have an Offering Commencement Date of July 1, 2001; and (c) subsequent Offerings shall run consecutively after



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the Offering Termination Date of the preceding Offering. No option granted pursuant to an Offering shall have a term exceeding 27 months in length.

                         ARTICLE V - PAYROLL DEDUCTIONS

5.01     AMOUNT OF DEDUCTION

         At the time a participant files his payroll deduction authorization, he shall elect to have deductions made from his pay on each payday during the time he is a participant in this Plan at a rate of up to 15% of his Base Pay Rate as in effect at the Offering Commencement Date of such Offering. (In the case of a part-time hourly Employee, such Employee's Base Pay Rate during an Offering shall be determined by multiplying his hourly rate of pay in effect on the Offering Commencement Date by the number of regularly scheduled hours of work for such Employee during such Offering.)

5.02     PARTICIPANT'S ACCOUNT

         All payroll deductions made for a participant shall be credited to his account under the Plan. A participant may not make any separate cash payments into his Plan account.

5.03     CHANGES IN PAYROLL DEDUCTIONS

         A participant may prospectively decrease his rate of payroll deductions by filing a new payroll deduction authorization with the Committee. Such decrease will be effective for the first payroll period occurring after the new payroll deduction authorization is filed with the Committee. A participant may also discontinue his participation in the Plan as provided in Article VIII. However, except as stated above in this Section 5.03, no other change can be made to payroll deductions during an Offering.

5.04     LEAVE OF ABSENCE

         If a participant goes on a leave of absence, he shall have the right to elect: (a) to withdraw the balance in his account; or (b) to discontinue contributions to the Plan but remain a participant in the Plan.

                        ARTICLE VI - GRANTING OF OPTIONS

6.01     NUMBER OF OPTION SHARES

         On each Offering Commencement Date, a participant shall be deemed to have been granted an option to purchase the maximum number of shares of the Company's Common Stock which may be purchased with the payroll deductions credited to the participant's account (pursuant to Article V) under the Plan at the option price set forth in Section 6.02 of this Plan; provided, however, that no participant may purchase more than 1,000 shares during any



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Offering. However, prior to an Offering Commencement Date, the Committee may specify a different maximum number of shares of Common Stock that may be purchased by any participant as well as a maximum aggregate number of shares of Common Stock that may be purchased by all participants pursuant to an Offering.

6.02     OPTION PRICE

         The option price at which shares of the Company's Common Stock may be purchased under any option granted under this Plan shall be the lower of:

         (a) 85% (or such other percentage from 85% to 100% as determined by the Committee in its sole discretion and applicable to all participating Employees for the Offering) of the Market Value of the Company's Common Stock on the applicable Offering Commencement Date (the "Base Option Price"); or

         (b) 85% (or such other percentage from 85% to 100% as determined by the Committee in its sole discretion and applicable to all participating Employees for the Offering) of the Market Value of the Company's Common Stock on the date shares of the Company's Common Stock are purchased through the exercise of an option (the "Alternate Option Price").

                         ARTICLE VII-EXERCISE OF OPTION

7.01     AUTOMATIC EXERCISE

         At the end of each payroll period, each participant shall have deducted from his pay the amount authorized. Such amounts shall be held for the credit of the participant by the Company as part of its general funds for the purchase of shares hereunder and shall not accrue any interest. On the Offering Termination Date, a participant will automatically be deemed to have exercised his option to purchase, at the lower of the Base Option Price or the Alternate Option Price, the maximum number of whole shares of the Company's Common Stock that may be purchased with the amount deducted from the participant's Base Pay Rate during the period of the Offering, together with any excess funds from preceding Offerings (but not in excess of the number of shares for which options have been granted to the participant pursuant to Article VI).

         The amount of any payroll deductions remaining in a participant's account after the purchase of whole shares of Common Stock on a particular purchase date that is equal to the amount required to purchase one or more whole shares of Common Stock on such particular purchase date shall be distributed in full to the participant as soon as administratively practicable after such particular purchase date, without interest. The amount of payroll deductions remaining in a participant's account after the purchase of whole shares of Common Stock on a particular purchase date that is less than the amount required to purchase one whole share of Common Stock on such particular purchase date shall be retained in the participant's account and carried forward and applied to the purchase of shares on the next subsequent purchase date. Any excess of funds not expended on the last purchase date applicable to the final Offering under the Plan in which a participant holds any options will be returned to the participant, without interest.



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With respect to any participant who is subject to the restrictions imposed by
Section 16 of the Act, he must hold all shares received upon the exercise of any option under this Plan for a minimum of six months following the later of (a) the date the option price is determined (as described above), or (b) the date such shares are distributed to him before disposing of any such shares.

7.02     TRANSFERABILITY OF OPTIONS

         During a participant's lifetime, options held by such participant shall be exercisable only by that participant.

7.03     DELIVERY OF STOCK CERTIFICATES

         Unless and until otherwise determined by the Committee, all shares purchased under the Plan shall be held by a custodian/broker chosen by the Committee. However, upon written request by the participant to such custodian/broker, the custodian/broker will deliver to each participant the certificate(s) representing the shares purchased upon exercise of his option(s). No fractional shares will be issued under the Plan.

7.04     NOTIFICATION OF DISPOSITION

         Each participant agrees to notify the Company of any disposition of shares acquired under this Plan prior to the expiration of the holding periods set forth in Section 423 of the Code.

                            ARTICLE VIII - WITHDRAWAL

8.01     GENERAL

         A participant may withdraw payroll deductions credited to his Plan account at any time by giving written notice to the Committee. All of the participant's payroll deductions credited to his account will be paid to him promptly after receipt of such notice of withdrawal, without interest, no further payroll deductions will be made from his pay and such notice may be deemed by the Company as a notice of the participant's termination of participation in the Plan. The Company may, at its option, treat any attempt by a participant to borrow on the security of his accumulated payroll deductions as an election to withdraw such deductions.

8.02     EFFECT ON SUBSEQUENT PARTICIPATION

         A participant's termination of participation in the Plan will not have any effect upon his subsequent eligibility to participate in the Plan in accordance with its terms or in any similar plan which may hereafter be adopted by the Company.



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8.03     TERMINATION OF EMPLOYMENT

         Upon termination of the participant's employment for any reason, including retirement (but excluding death while in the employ of the Company) or continuation of a leave of absence for a period beyond 90 days, the payroll deductions credited to his account will be returned, without interest, to him, or, in the case of his death subsequent to termination of his employment, to the person or persons entitled thereto under Article XI.

8.04     TERMINATION OF EMPLOYMENT DUE TO DEATH

         Upon termination of the participant's employment due to his death, his beneficiary (as defined in Article XI) shall have the right to elect, by written notice given to the Committee prior to the earlier of an Offering Termination Date or the expiration of a period of 60 days following the date of the participant's death, either:

         (a) to withdraw all of the payroll deductions credited to the participant's account under the Plan, or

         (b) to exercise the participant's option for the purchase of stock on the Offering Termination Date next following the date of the participant's death for the purchase of the number of full shares of stock which the accumulated payroll deductions in the participant's account at the date of the participant's death will purchase at the applicable option price, and any excess in such account will be returned to said beneficiary, without interest.

In the event that no such notice shall be duly received by the Company, the beneficiary shall automatically be deemed to have elected, pursuant to paragraph
(b), to exercise the participant's option.

                            ARTICLE IX - PLAN SHARES

9.01     MAXIMUM SHARES

         The maximum number of shares which shall be issued under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Article XI, shall be 2,000,000 shares (or such lesser amount as the Committee determines), with no more than 400,000 (or such lesser amount as the Committee determines) being offered during any calendar year; provided that, if the full 400,000 shares (or such lesser amount as the Committee determines) are not issued under the Plan in a calendar year, the difference between 400,000 shares (or such lesser amount as the Committee determines) and the actual number of shares issued during such calendar year may, at the Committee's discretion, be issued in subsequent calendar years in addition to the 400,000 share (or such lesser amount as the Committee determines) limit. Such shares may be treasury shares, including shares purchased by the Company on the open market in compliance with all applicable laws and regulations or authorized and unissued shares, as the Committee may determine in its discretion. If on any particular purchase date the number of whole shares of Common Stock otherwise purchasable by



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the participants is greater than the number of shares then remaining available under the Plan, the Committee shall allocate the available shares among the participants in such manner as it deems equitable and which complies with the requirements of Section 423 of Code.

9.02     PARTICIPANT'S INTEREST IN SHARES

         The participant will have no interest in any shares of the Company's Common Stock covered by any option granted hereunder until such option has been exercised.

9.03     REGISTRATION OF STOCK CERTIFICATES

         Unless and until otherwise determined by the Committee, shares purchased by participants will be held and registered in street name by a custodian/broker chosen by the Committee. However, in the event that a participant requests delivery of certificates representing the shares purchased pursuant to Section 7.03 of this Plan, certificates representing shares of the Company's Common Stock to be delivered to a participant hereunder will be registered in the name of the participant, or, if the participant so directs by written notice to custodian/broker prior to the issuance of any shares following a purchase date, in the names of the participant and one such other person as may be designated by the participant, as joint tenants with rights of survivorship or as tenants by the entirety, to the extent permitted by applicable law.

9.04     RESTRICTIONS ON EXERCISE

         The Committee may, in its discretion, require as conditions to the exercise of any option that a Registration Statement under the Securities Act of 1933, as amended, be effective with respect to the shares of Common Stock reserved for issuance upon the exercise of the option, and/or that the participant shall represent at the time of purchase, in form and substance satisfactory to the Company, that it is his intention to purchase the shares for investment and not for resale or distribution.

                           ARTICLE X - ADMINISTRATION

10.01    DUTIES OF THE COMMITTEE

         The Committee shall administer the Plan in all respects. Subject to the express provisions of the Plan, the Committee shall have full authority and discretion to: (a) amend or modify the Plan and to determine the terms and conditions of all Offerings under the Plan; (b) interpret and construe any and all provisions of the Plan; (c) prescribe rules and regulations for the administration of the Plan; and (d) make all other determinations deemed necessary or advisable for its administration. The Committee's determination on the foregoing matters shall be conclusive. The Committee may not, however, make any changes to the Plan that would materially and adversely affect any option previously granted without the consent of the affected optionee. Further, the Committee may not without approval by the Company's shareholders, increase the maximum number of shares authorized for issuance under the Plan, increase the maximum number of shares that may be purchased under the Plan by an individual participant,



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reduce the applicable option price per share or otherwise make any material change that would cause the Plan not to meet the requirements of Section 423 of the Code and the regulations in effect from time to time thereunder. The Committee may delegate to one or more individuals the day-to-day administration of the Plan.

                           ARTICLE XI - MISCELLANEOUS

11.01    DESIGNATION OF BENEFICIARY

         If a participant requests the proper beneficiary designation forms from the Committee, such participant may file a written designation of a beneficiary who is to receive any stock or cash. Such designation of beneficiary may be changed by the participant at any time by written notice to the Committee. Upon the death of a participant and upon receipt by the Company of proof of identity and existence at the participant's death of a beneficiary validly designated by him under the Plan, the Company shall deliver such stock or cash to such beneficiary. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such stock or cash to the beneficiary designated by the participant under the Genencor International, Inc. Stock Option and Stock Appreciation Right Plan; or if no such beneficiary designation exists, the Company shall deliver such stock or cash to the executor or administrator of the estate of the participant; or if (to the knowledge of the Company) no such executor or administrator has been appointed, the Company, in its discretion, may deliver such stock or cash to the spouse or to any one or more dependents of the participant as the Company may designate. No beneficiary shall, prior to the death of the participant by whom he has been designated, acquire any interest in the stock or cash credited to the participant under the Plan.

11.02    TRANSFERABILITY

         Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Article VIII.

11.03    USE OF FUNDS

         All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such payroll deductions.

11.04    ADJUSTMENT UPON CHANGES IN CAPITALIZATION

         (a) If, while any options are outstanding, the outstanding shares of Common Stock of the Company have increased, decreased, changed into, or been exchanged for a different number



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or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split or similar transaction, appropriate and proportionate adjustments shall be made by the Committee in the number and kind of shares which are subject to purchase under outstanding options and on the option exercise price or prices applicable to such outstanding options. In addition, in any such event, the number and kind of shares which may be offered in the Offerings shall also be proportionately adjusted.

         (b) Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all of the assets or stock of the Company to another corporation, the holder of each option then outstanding under the Plan will thereafter be entitled to receive, no later than at the Offering Termination Date applicable to each Offering then outstanding hereunder, upon the exercise of such option and for each share as to which such option shall be exercised, as nearly as reasonably may be determined the cash, securities or property which a holder of one share of the Company's Common Stock was entitled to receive upon and at the time of such transaction. The Board of Directors shall take such steps in connection with any such transaction as it shall deem necessary to assure that the provisions of this Section shall thereafter be applicable, as nearly as reasonably may be determined, in relation to the said cash, securities or property as to which such holder of such option would thereafter be entitled to receive.

         Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any participating Employee, and the Committee's determination shall be conclusive and binding on all persons for all purposes.

11.05    EFFECTIVE DATE

         The Plan shall become effective as of the date it is approved by the Company's Board of Directors, subject to obtaining the approval of its shareholders within twelve months thereafter. If the Plan is not so approved, it shall not become effective, and all participants' unexpended payroll deductions shall be refunded, without interest. Further, notwithstanding any other provisions herein, prior to the date on which this Plan is approved by the Company's shareholders, no Company Employee who is subject to the restrictions imposed by Section 16 of the Act shall be permitted to enroll as a participant in this Plan.

11.06    AMENDMENT AND TERMINATION OF PLAN

         (a) The Board of Directors of the Company reserves the right to amend or terminate this Plan at any time, provided, however, that they may not, without approval by the Company's shareholders, increase the maximum number of shares authorized for issuance under the Plan, increase the maximum number of shares that may be purchased under the Plan by an individual participant, reduce the applicable option price per share or otherwise make any material change that would cause the Plan not to meet the requirements of Section 423 of the Code and the regulations in effect from time to time thereunder.



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         (b) Notwithstanding the foregoing, this Plan and all rights of participants hereunder shall terminate on the earlier of: (i) the date as of which participants have exercised options to purchase a number of shares equal, to or greater than, the number of shares authorized for issuance hereunder; or
(ii) the date as of which the Board of Directors terminates the Plan. Upon termination of the Plan, all payroll deductions shall cease and all amounts credited to participants' accounts shall be equitably applied to the purchase of the shares then available hereunder and all funds accumulated hereunder but not utilized to purchase shares will be refunded, without interest.

11.07    NO EMPLOYMENT RIGHTS

         The Plan does not, directly or indirectly, create any right for the benefit of any Employee or class of Employees to purchase any shares under the Plan, or create in any Employee or class of Employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an Employee's employment at any time.

11.08    EFFECT OF PLAN

         The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Employee participating in the Plan, including, without limitation, such Employee's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Employee.

11.09    GOVERNING LAW

         The laws of the State of New York will govern all matters relating to this Plan, without giving effect to principles of conflict of laws, and except to the extent it is superseded by the laws of the United States.

11.10    PLAN EXPENSES

         The Company shall bear all expenses incurred in connection with the administration of the Plan, including all registration fees and transfer agent charges.

11.11    INDEMNIFICATION OF COMMITTEE

         Service on the Committee shall constitute service as a director or officer of the Company so that members of the Committee shall be entitled to indemnification and reimbursement as directors or officers of the Company pursuant to its Certificate of Incorporation and Bylaws.

11.12    SEVERABILITY

         If any provision of the Plan shall be held illegal or invalid in any jurisdiction, such illegality or invalidity shall not affect the remaining provisions of the Plan in such jurisdiction, or



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any provision of the Plan in any other jurisdiction, and the Plan shall be construed and applied in such jurisdiction as if the invalid provision had never been contained herein.

11.13    GOVERNMENTAL APPROVALS

         This Plan and the Company's obligation to sell and deliver shares of its stock under the Plan in any jurisdiction shall be subject to the approval of any governmental authority required in connection with the Plan or the authorization, issuance, sale, or delivery of stock hereunder in such jurisdiction.

11.14    GENDER NEUTRAL

         As used in this Plan, the masculine shall include feminine and the singular shall include the plural, and vice versa, unless the context clearly indicates to the contrary.

11.15    NON-U.S. JURISDICTIONS

         (a) The Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of non-U.S. jurisdictions. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock or stock certificates which vary with non-U.S. jurisdiction requirements. In no event may any of the above rules and procedures be adopted by the Committee if such rules and procedures would violate Section 423 of the Code and the regulations thereunder.

         (b) The Committee may also adopt separate plans of employee stock purchase applicable to any one or more non-U.S. subsidiaries of the Company (to the extent consistent with Section 423 of the Code), which separate plans may be designed to be outside the scope of Section 423 of the Code. The Committee may allocate any of the shares authorized under Section 9.01 of this Plan to such separate plans; provided, however, that in no event shall the aggregate number of shares available under this Plan and all such separate plans exceed the amount set forth in Section 9.01 of this Plan.

         IN WITNESS WHEREOF, this Plan has been executed by the Employer this 13th day of March, 2001.

                                                GENENCOR INTERNATIONAL, INC.

                                                By: /s/ Stuart L. Melton
                                                    ----------------------------

                                                Title: Senior Vice President
                                                       -------------------------

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